UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

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COURSERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California	94040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (650) 963-9884

 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2025, the Board of Directors (the “Board”) of Coursera, Inc. (the “Company”, “we”, “us” and “our”) appointed Gregory Hart to serve as the Company’s President and Chief Executive Officer and as a Class III director on the Company’s Board, effective on February 3, 2025 (the “Start Date”), replacing Jeffrey Maggioncalda, our current President and Chief Executive Officer and a Class III director, in connection with Mr. Maggioncalda’s retirement from those roles, effective as of the Start Date.

Mr. Hart, 55, previously served as Chief Operating Officer at Compass, Inc., a real estate technology company, from May 2022 to December 2023 and as Chief Product Officer from April 2020 to April 2022. Prior to that, Mr. Hart held various leadership positions at Amazon, Inc., where he served for 23 years, including leading Amazon’s Prime Video global business, leading the Amazon Echo business, and as Technical Advisor to Jeff Bezos, Amazon’s founder and Chief Executive Officer. Mr. Hart holds a B.A. in English Literature from Williams College.

Pursuant to the terms of the offer letter agreement with Mr. Hart (the “CEO Offer Letter”), Mr. Hart will receive an initial annual base salary of $590,000 and will be eligible to participate in the Company’s annual cash bonus program, with a target bonus opportunity equal to 100% of base salary, subject to performance conditions and approval by the Board. For the 2025 fiscal year, the bonus will be prorated based on the Start Date, and payment will be contingent upon his continued employment through the applicable bonus payment date.

As part of Mr. Hart’s compensation package, the Leadership, Diversity, Equity, Inclusion and Compensation Committee of the Board recommended, and the Board approved, Mr. Hart to be granted new hire equity awards consisting of restricted stock units (“RSUs”), time-based stock options, and performance-based stock options. The number of RSUs awarded will be calculated as $16 million divided by the 30-trading day trailing simple moving average closing price of the Company’s common stock ending on the Start Date (the “Base Stock Price”), rounded up to the nearest whole share. The number of time-based stock options awarded will be calculated as $16 million divided by the Base Stock Price, multiplied by two, and rounded up to the nearest whole share. The number of performance-based stock options awarded will be calculated as $6 million divided by the Base Stock Price, multiplied by two, and rounded up to the nearest whole share.

The RSUs will vest over four years, with 25% vesting on the first anniversary of the Start Date, and the remainder vesting in equal quarterly installments thereafter on the Company’s regular quarterly vesting dates, subject to Mr. Hart’s continued employment through each such vesting date. The time-based stock options will have an exercise price equal to the closing price of the Company’s common stock on the grant date and will vest over four years, with 25% vesting on the first anniversary of the Start Date, and the remainder vesting in equal quarterly installments thereafter, subject to continued employment. The performance-based stock options will also have an exercise price equal to the closing price of the Company’s common stock on the grant date and will vest upon satisfaction of both time- and market-based vesting conditions. The time-based vesting condition is consistent with the vesting schedule of the time-based stock options, and the market-based vesting condition is satisfied when the trailing simple moving average closing price of the Company’s common stock over a 60-trading day period equals or exceeds 150% of the Base Stock Price.

In the event of a termination by the Company without cause (as defined in the CEO Offer Letter) or by Mr. Hart for good reason (as defined in the CEO Offer Letter) outside of a change in control period (as described in the CEO Offer Letter), subject to execution and non-revocation of a release of claims, Mr. Hart will be eligible to receive a lump sum cash payment equal to 12 months of base salary, a lump sum cash payment equal to 100% of his target annual bonus for the year of termination plus any earned but unpaid prior year bonus, and a cash payment equal to the cost of continued health coverage for up to 12 months, subject to eligibility. If such a termination occurs within the change in control period, and subject to execution and non-revocation of a release of claims, Mr. Hart will be eligible to receive a lump sum cash payment equal to 18 months of base salary, a lump sum cash payment equal to 150% of his target annual bonus for the year of termination plus any earned but unpaid prior year bonus, a cash payment equal to the cost of continued health coverage for up to 18 months, and full acceleration of all outstanding time-based equity awards (including performance-based awards for which the applicable goals were achieved prior to termination, but excluding performance-based awards for which the applicable goals have not been satisfied). Performance-based awards for which the applicable goals have not been satisfied will be treated subject to the terms of the applicable award agreement.

In connection with his appointment, we will enter into the Company’s standard form of indemnification agreement with Mr. Hart. There are no arrangements or understandings between Mr. Hart and any other persons pursuant to which he was appointed as President, Chief Executive Officer, or Class III director, no family relationships between Mr. Hart and any Company director or executive officer, and Mr. Hart is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the CEO Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the complete text of the CEO Offer Letter, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which upon filing will be incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On January 29, 2025, the Company issued a press release announcing the transition described in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Item 7.01 of this Current Report on Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Company dated January 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: January 29, 2025	By:	/s/ Alan B. Cardenas
Alan B. Cardenas
Senior Vice President, General Counsel, and Secretary